Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 333-287675 on Form S-1 of our report dated March 31, 2026 relating to the financial statements of Tvardi Therapeutics, Inc., appearing in the Prospectus Supplement, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

April 1, 2026